                                                                     EXHIBIT T3C



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                          CRICKET COMMUNICATIONS, INC.

                  13% SENIOR SECURED PAY-IN-KIND NOTES DUE 2011

                                    INDENTURE

                        DATED AS OF ______________, 2004

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                   AS TRUSTEE

================================================================================

                             CROSS-REFERENCE TABLE*

                              Trust Indenture
                                Act Section                                       Indenture Section
310(a)(1).................................................................               7.10
   (a)(2).................................................................               7.10
   (a)(3).................................................................               N.A.
   (a)(4).................................................................               N.A.
   (a)(5).................................................................               7.10
   (b)....................................................................               7.10
   (c)....................................................................               N.A.
311(a)....................................................................               7.11
   (b)....................................................................               7.11
   (c)....................................................................               N.A.
312(a)....................................................................               2.05
   (b)....................................................................              12.03
   (c)....................................................................              12.03
313(a)....................................................................               7.06
   (b)(1).................................................................              10.03
   (b)(2).................................................................            7.06; 7.07
   (c)....................................................................        7.06; 10.03; 12.02
   (d)....................................................................               7.06
314(a)....................................................................        4.02;12.02; 12.05
   (b)....................................................................              10.02
   (c)(1).................................................................              12.04
   (c)(2).................................................................              12.04
   (c)(3).................................................................               N.A.
   (d)....................................................................       10.03; 10.04; 10.05
   (e)....................................................................              12.05
   (f)....................................................................               N.A.
315(a)....................................................................               7.01
   (b)....................................................................           7.05; 12.02
   (c)....................................................................               7.01
   (d)....................................................................               7.01
   (e)....................................................................               6.11
316(a)(last sentence).....................................................               2.09
   (a)(1)(A)..............................................................               6.05
   (a)(1)(B)..............................................................               6.04
   (a)(2).................................................................               N.A.
   (b)....................................................................               6.07
   (c)....................................................................               2.12
317(a)(1).................................................................               6.08
   (a)(2).................................................................               6.09
   (b)....................................................................               2.04
318(a)....................................................................              12.01
   (b)....................................................................               N.A.
   (c)....................................................................              12.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                      ARTICLE I

                                     Definitions and Incorporation by Reference

1.01.       Definitions.......................................................................................    1
1.02.       Other Definitions.................................................................................   19
1.03.       Incorporation by Reference of Trust Indenture Act.................................................   20
1.04.       Rules of Construction.............................................................................   20

                                                     ARTICLE II

                                                      The Notes

2.01.       Form and Dating...................................................................................   21
2.02.       Execution and Authentication......................................................................   22
2.03.       Registrar and Paying Agent........................................................................   22
2.04.       Paying Agent to Hold Money in Trust...............................................................   23
2.05.       Holder Lists......................................................................................   23
2.06.       Transfer and Exchange.............................................................................   23
2.07.       Replacement Notes.................................................................................   28
2.08.       Outstanding Notes.................................................................................   28
2.09.       Treasury Notes....................................................................................   28
2.10.       Temporary Notes...................................................................................   29
2.11.       Cancellation......................................................................................   29
2.12.       Payment of Interest; Defaulted Interest...........................................................   29

                                                     ARTICLE III

                                                     Redemption

3.01.       Notices to Trustee................................................................................   30
3.02.       Selection of Notes To Be Redeemed.................................................................   30
3.03.       Notice of Redemption..............................................................................   30
3.04.       Effect of Notice of Redemption....................................................................   31
3.05.       Deposit of Redemption Price.......................................................................   31
3.06.       Notes Redeemed in Part............................................................................   32
3.07.       Optional Redemption...............................................................................   32

                                                     ARTICLE IV

                                                      Covenants

4.01.       Payment of Notes..................................................................................   32
4.02.       Reports to Holders................................................................................   33
4.03.       Limitation on Indebtedness and Issuance of Disqualified Stock.....................................   33
4.04.       Limitation on Restricted Payments.................................................................   36

4.05.       Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries...........   39
4.06.       Limitation on Asset Sales.........................................................................   40
4.07.       Limitation on Transactions with Affiliates........................................................   41
4.08.       Repurchase of Notes at the Option of the Holder Upon a Change of Control..........................   42
4.09.       Compliance Certificate............................................................................   43
4.10.       Limitation on Issuances of Guarantees by Restricted Subsidiaries..................................   43
4.11.       Additional Guarantees and Liens...................................................................   43
4.12.       Maintenance of Properties; Insurance..............................................................   45
4.13.       Taxes and Claims..................................................................................   45
4.14.       Limitation on Liens...............................................................................   45
4.15.       Sale/Leaseback Transactions.......................................................................   45
4.16.       Compliance with Laws, Etc.........................................................................   46
4.17.       Corporate Existence...............................................................................   46
4.18.       Impairment of Rights..............................................................................   46
4.19.       Interests in Non-Owned Real Property; Cell Tower Leases...........................................   47
4.20.       Further Assurances................................................................................   47

                                                      ARTICLE V

                                                  Successor Company

5.01.       When Parent, Company and Guarantors May Merge or Transfer Assets..................................   47

                                                     ARTICLE VI

                                           Events of Defaults and Remedies

6.01.       Events of Default.................................................................................   50
6.02.       Acceleration......................................................................................   51
6.03.       Other Remedies....................................................................................   52
6.04.       Waiver of Past Defaults...........................................................................   52
6.05.       Control by Majority...............................................................................   52
6.06.       Limitation on Suits...............................................................................   53
6.07.       Rights of Holders to Receive Payment..............................................................   53
6.08.       Collection Suit by Trustee........................................................................   53
6.09.       Trustee May File Proofs of Claim..................................................................   53
6.10.       Priorities........................................................................................   54
6.11.       Undertaking for Costs.............................................................................   54
6.12.       Waiver of Stay, Extension or Usury Laws...........................................................   54

                                                     ARTICLE VII

                                                       Trustee

7.01.       Duties of Trustee.................................................................................   54
7.02.       Rights of Trustee.................................................................................   55

7.03.       Individual Rights of Trustee......................................................................   56
7.04.       Trustee's Disclaimer..............................................................................   56
7.05.       Notice of Defaults................................................................................   57
7.06.       Reports by Trustee to Holders.....................................................................   57
7.07.       Compensation and Indemnity........................................................................   57
7.08.       Replacement of Trustee............................................................................   58
7.09.       Successor Trustee by Merger.......................................................................   59
7.10.       Eligibility; Disqualification.....................................................................   59
7.11.       Preferential Collection of Claims Against the Company.............................................   59

                                                    ARTICLE VIII

                                         Discharge of Indenture; Defeasance

8.01.       Discharge of Liability on Notes; Defeasance.......................................................   59
8.02.       Conditions to Defeasance..........................................................................   60
8.03.       Application of Trust Money........................................................................   62
8.04.       Repayment to the Company..........................................................................   62
8.05.       Indemnity for Government Obligations..............................................................   62
8.06.       Reinstatement.....................................................................................   62

                                                     ARTICLE IX

                                                     Amendments

9.01.       Without Consent of Holders........................................................................   63
9.02.       With Consent of Holders...........................................................................   63
9.03.       Compliance with Trust Indenture Act...............................................................   64
9.04.       Revocation and Effect of Consents and Waivers.....................................................   64
9.05.       Notation on or Exchange of Notes..................................................................   65
9.06.       Trustee to Sign Amendments........................................................................   65
9.07.       Payment for Consent...............................................................................   65

                                                      ARTICLE X

                                               Collateral and Security

10.01.      Security Documents................................................................................   65
10.02.      Recording and Opinions............................................................................   66
10.03.      Release of Collateral.............................................................................   67
10.04.      Certificates and Opinions of Counsel..............................................................   68
10.05.      Certificates of the Trustee.......................................................................   68
10.06.      Authorization of Actions to Be Taken by the Trustee Under the Security Documents..................   68
10.07.      Authorization of Receipt and Distribution of Funds by the Trustee Under the Security Documents....   69
10.08.      Termination of Security Interest..................................................................   69

10.09.      Trustee Serving as Collateral Agent; Amendments or Supplements to, or Replacements of, the
Security Documents............................................................................................   69

                                                     ARTICLE XI

                                                     Guarantees

11.01.      Guarantees........................................................................................   70
11.02.      Limitation on Liability...........................................................................   72
11.03.      Releases of Guarantees............................................................................   72
11.04.      Successors and Assigns............................................................................   72
11.05.      No Waiver.........................................................................................   73
11.06.      Modification......................................................................................   73
11.07.      Execution of Supplemental Indenture for Future Guarantors.........................................   73
11.08.      Non-Impairment....................................................................................   73

                                                     ARTICLE XII

                                                    Miscellaneous

12.01.      Trust Indenture Act Controls......................................................................   73
12.02.      Notices...........................................................................................   73
12.03.      Communication by Holders with Other Holders.......................................................   74
12.04.      Certificate and Opinion as to Conditions Precedent................................................   74
12.05.      Statements Required in Certificate or Opinion.....................................................   75
12.06.      Rules by Trustee, Paying Agent and Registrar......................................................   75
12.07.      Legal Holidays....................................................................................   75
12.08.      GOVERNING LAW.....................................................................................   75
12.09.      No Recourse Against Others........................................................................   75
12.10.      Successors........................................................................................   76
12.11.      Counterpart Originals.............................................................................   76
12.12.      Table of Contents; Headings.......................................................................   76

Exhibit A  - Form of Note
Exhibit B  - Form of Supplemental Indenture

                  INDENTURE dated as of ________________, 2004, among CRICKET COMMUNICATIONS, INC., a Delaware corporation (the "Company"), LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation, as guarantor (the "Parent"), the Guarantors (as defined herein), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of (a) the Company's 13% Senior Secured Pay-in-Kind Notes due 2011 issued on the date hereof (the "Original Notes"), and (b) any PIK Notes (as defined herein) that may be issued under this Indenture (all such Notes in clauses (a) and (b) being referred to collectively as the "Notes"). On the date hereof, $350,000,000 in aggregate principal amount of Original Notes will be initially issued. The Company may issue PIK Notes from time to time hereunder in payment of interest on the Notes pursuant to the terms hereof.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  1.01.    Definitions.

                  "Adjusted Consolidated Net Income" means, for any period, the aggregate consolidated net income (or loss) of the Parent, the Company and the Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

                  (i) the net income of any other Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Parent, the Company or any of the Restricted Subsidiaries by such other Person during such period;

                  (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 4.04(a)(4)(C) (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Parent, the Company or any of the Restricted Subsidiaries or all or substantially all of the property and assets of the other Person are acquired by the Parent, the Company or any of the Restricted Subsidiaries;

                  (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time of determination permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

                  (iv) any gains or losses (on an after-tax basis) attributable to sales of assets of the Parent, the Company or any of the Restricted Subsidiaries other than in the ordinary course of business;

                  (v) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 4.04(a)(4)(C), any amount paid or accrued as dividends on Preferred Stock of the Parent, the Company or any of the Restricted Subsidiaries owned by Persons other than the Parent, the Company or any of the Restricted Subsidiaries;

                  (vi) all extraordinary gains and extraordinary losses, including charges resulting from impairments of indefinite-lived or long-lived assets of the Parent, the Company or any of the Restricted Subsidiaries;

                  (vii) any compensation expense paid or payable solely with Capital Stock (other than Disqualified Stock) of the Parent or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Parent; and

                  (viii) the cumulative effect of a change in accounting principles.

                  "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Parent, the Company and the Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), excluding write-ups of capital assets (other than write-ups of tangible assets in connection with accounting for acquisitions made in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Parent, the Company and the Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, copyrights, organizational and developmental expenses, unamortized debt discount and expense, unamortized deferred charges and other like intangibles (other than FCC license acquisition costs), all as set forth on the most recent quarterly or annual consolidated balance sheet information of the Parent, the Company and the Restricted Subsidiaries, prepared in conformity with GAAP.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of
Section 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of the Parent or the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or Sale/Leaseback Transaction) in one transaction or a series of related transactions by the Parent, the Company or any of the Restricted Subsidiaries to any Person (other than the Parent, the Company or any of the Restricted Subsidiaries) of (i) all or any of the

Capital Stock of the Company or any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Parent, the Company or any of the Restricted Subsidiaries or (iii) any other property and assets of the Parent, the Company or any of the Restricted Subsidiaries outside the ordinary course of business of the Parent, the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of Section 5.01; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory in the ordinary course of business, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 4.04, (c) sales or other dispositions of assets or Capital Stock by the Parent, the Company or a Restricted Subsidiary to the Parent, the Company or another Restricted Subsidiary, (d) sales or other dispositions of assets, not to exceed $25.0 million in fair market value in any calendar year, for consideration at least equal to the fair market value of the assets sold or disposed of (as determined in good faith by the Board of Directors of the Parent, whose good faith determination shall be conclusive and evidenced by a Board Resolution), provided that at least 75% of the fair market value of the consideration received (as determined in good faith by the Board of Directors of the Parent, whose good faith determination shall be conclusive and evidenced by a Board Resolution) consists of property or assets (other than current assets) of a nature or type that are used in a business, or a company having property or assets or engaged in a business, similar or related to the nature or type of the property or assets of, or business of, the Parent, the Company and the Restricted Subsidiaries, or (e) sales or other dispositions of obsolete or excess assets with a fair market value not in excess of $5.0 million per calendar year (as certified in an Officer's Certificate). Notwithstanding the foregoing, the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Sections 4.08 and/or 5.01 and not by the provisions of Section 4.06.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may be, at the option of the lessor, extended).

                  "Average Life" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Board of Directors" means the board of directors (for a corporation) or similar governing body (for other entities) of a Person, or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Board Resolution" means a copy of a resolution certified by a secretary or assistant secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Expenditures" means any expense or charge incurred by a Person that would be classified under GAAP as a capital expenditure.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Stock.

                  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

                  "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

                  "Cash Equivalents" means:

                  (i)      United States dollars;

                  (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

                  (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of "B" or better;

                  (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and
(iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

                  (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and, in each case, maturing within six months after the date of acquisition; and

                  (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through
(v) of this definition.

                  "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) under the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Parent or the Company on a fully diluted basis; or (ii) individuals who on the Closing Date constitute the Board of Directors of the Parent or the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the Parent's or the Company's stockholders, as applicable, was approved by a vote of at least a majority of the members of the Board of Directors of the Parent or the Company, as applicable, then in office who either were members of the Board of Directors of the Parent or the Company, as applicable, on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Parent or the Company, as applicable, then in office; or (ii) the Company ceases to be a Subsidiary of the Parent.

                  "Closing Date" means the date of this Indenture, on which date the Original Notes were originally issued hereunder.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means all property and assets of the Company or any Guarantor with respect to which from time to time a Lien is granted as security for the Notes or the Guarantees pursuant to the applicable Security Documents.

                  "Collateral Agent" means Wells Fargo Bank, National Association, in its capacity as collateral agent under the Security Documents, or any successor thereto.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether now outstanding or issued after the Closing Date, including without limitation, all series and classes of such common stock.

                  "Company" means the party named as such in the preamble of this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense, (iv) amortization expense, and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (a) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (b) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Parent, the Company or any of the Restricted Subsidiaries.

                  "Consolidated Indebtedness" means the consolidated Indebtedness of the Parent, the Company and the Restricted Subsidiaries determined in accordance with GAAP consistently applied, but not including consolidation of Indebtedness of Unrestricted Subsidiaries.

                  "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Parent, the Company and the Restricted Subsidiaries, plus, to the extent not included in such interest expense: (i) interest expense attributable to Capitalized Lease Obligations and Attributable Debt; (ii) amortization of debt discount and debt issuance cost;
(iii) capitalized interest; (iv) non-cash interest payments; (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; (vi) net costs under Interest Rate Agreements (including amortization of fees); (vii) dividends in respect of any Disqualified Stock held by Persons other than the Parent, the Company or a Restricted Subsidiary; (viii) interest expense attributable to deferred payment obligations; and (ix) interest expense on Indebtedness of another Person to the extent that such Indebtedness is guaranteed by the Parent, the Company or a Restricted Subsidiary.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

                  "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Debt to Consolidated EBITDA Ratio" means, as of any date of determination (the "Calculation Date"), the ratio of (a) Consolidated Indebtedness as of the Calculation Date to (b) Consolidated EBITDA for the four most recent full fiscal quarters ending immediately prior to the Calculation Date and for which financial statements have been delivered to the Trustee and the Holders in accordance with Section 4.02, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Parent, the Company and any of the Restricted Subsidiaries from the beginning of such four-quarter period through and including such Calculation Date (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Parent, the Company or any of the Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated without giving effect to clause (viii) of the proviso set forth in the definition of Adjusted Consolidated Net Income, and (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

                  "Debt to Consolidated EBITDA less Capital Expenditures Ratio" means, as of any date of determination (the "Calculation Date"), the ratio of
(a) Consolidated Indebtedness as of the Calculation Date to (b) Consolidated EBITDA less any Capital Expenditures by the Parent, the Company and the Restricted Subsidiaries for the four most recent full fiscal quarters ending immediately prior to the Calculation Date and for which financial statements have been delivered to the Trustee and the Holders in accordance with Section 4.02, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Parent, the Company and any of the Restricted Subsidiaries from the beginning of such four-quarter period through and including such Calculation Date (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Parent, the Company or any of the Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated without giving effect to clause (viii) of the proviso set forth in the definition of Adjusted Consolidated Net Income, and (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Notes" means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with
Section 2.06 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

                  "Disinterested Director" means, with respect to any transaction, including an acquisition of FCC wireless licenses, a member of the Board of Directors of the Parent who is not an officer or employee of the Parent, the Company or a Subsidiary and would not be a party to, or have a financial interest in, such transaction. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Stock of the Parent.

                  "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the Holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving Holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the Holders of such Capital Stock than the provisions contained in Sections 4.06 and 4.08 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections 4.06 and 4.08.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Parent, whose determination shall be conclusive if evidenced by a Board Resolution.

                  "FCC" means the Federal Communications Commission.

                  "GAAP" means generally accepted accounting principles in the United States of America, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, as in effect from time to time.

                  "Global Notes" means, individually and collectively, each of the permanent global Note substantially in the form of Exhibit A hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary.

                  "Global Note Legend" means the legend set forth in Section 2.06(f), which is required to be placed on the Global Note issued under this Indenture.

                  "Guarantees" mean any guarantees by the Guarantors of the Guaranteed Obligations.

                  "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means the Parent, all Restricted Subsidiaries of the Parent (other than the Company), and all Restricted Subsidiaries of the Company, each of which shall execute a

Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" means the Person in whose name a Note is registered on the Registrar's books.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

                  (i)      all indebtedness of such Person for borrowed money;

                  (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), other than standby letters of credit and performance bonds entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement;

                  (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except Trade Payables;

                  (v)      all Capitalized Lease Obligations and all
Attributable Debt;

                  (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness;

                  (vii) all Indebtedness of other Persons guaranteed by such Person to the extent such Indebtedness is guaranteed by such Person;

                  (viii)   Disqualified Stock; and

                  (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

                  For purposes of clause (viii), Disqualified Stock shall be valued at the maximum fixed redemption, repayment or repurchase price, which shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined under this Indenture; provided, however, that if such Disqualified Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (or in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (1) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP,
(2) money borrowed at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness" so long as such money is held to secure the payment of such interest, (3) contingent obligations arising in connection with the acquisition of any business or Person, based on the future performance of such business or Person, shall not constitute Indebtedness except to the extent such obligations are not paid within seven Business Days of the date such contingency is resolved under GAAP and are recorded as a liability on the books of the Parent, the Company and their Subsidiaries and (4) liabilities for federal, state, local or other taxes shall not constitute Indebtedness.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Indenture Documents" means (a) this Indenture, the Notes and the Security Documents and (b) any other related document or instrument executed and delivered pursuant to any Indenture Document described in clause (a) of this definition evidencing or governing Obligations.

                  "Indirect Participant" means a Person who holds a beneficial interest in the Global Note through a Participant.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, or other similar agreement or arrangement.

                  "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Parent, the Company or the Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted

Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Parent, the Company or any of the Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.04, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Parent, the Company or any Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided that the Net Cash Proceeds are applied in accordance with
Section 4.06(b)(i) or (ii).

                  "Leverage Ratios" means the Debt to Consolidated EBITDA Ratio and the Debt to Consolidated EBITDA less Capital Expenditures Ratio.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Mortgaged Property" includes each parcel of real property and the improvements thereto with respect to which a Mortgage is granted pursuant to
Section 4.11.

                  "Mortgages" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations.

                  "Net Cash Proceeds" means, (i) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Parent, the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all taxes as a result of such Asset Sale, (c) payments made to repay Indebtedness outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold and (d) appropriate amounts to be provided by the Parent, the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and
(ii) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Parent, the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Notes" means the Notes issued under this Indenture, and includes the Original Notes and the PIK Notes.

                  "Obligations" means all obligations of the Company and the Guarantors under the Indenture, the Notes and the other Indenture Documents, including obligations to the Trustee and the Collateral Agent whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Company and the Guarantors under the Indenture, the Notes and the other Indenture Documents, whether for fees, expenses, indemnification or otherwise.

                  "Offer to Purchase" means an offer by the Company to purchase Notes from the Holders under Section 4.06(b) or 4.08(a), which shall be commenced by mailing a notice to the Trustee and each Holder stating:

                  (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

                  (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

                  (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

                  (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest or original issue discount on and after the Payment Date;

                  (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

                  (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased shall be in an integral multiple of $100 of the principal amount at maturity of the Notes and each new Note issued shall be in a principal amount at maturity of $100 or integral multiples thereof.

                  On the Payment Date, the Company shall: (a) accept for payment on a pro rata basis Notes or portions thereof validly tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer's Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased shall be in an integral multiple of $100 of the principal amount at maturity of the Notes and each new Note issued shall be in a principal amount at maturity of $100 or integral multiples thereof. If, pursuant to an Offer to Purchase, a Note is purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. The Parent and the Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any applicable federal or state securities laws or regulations conflict with the provision of this Indenture relating to an Offer to Purchase, the Company will comply with such laws or regulations and will not be deemed to have breached such provisions of this Indenture by virtue thereof.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company. "Officer" of a Guarantor has a correlative meaning.

                  "Officer's Certificate" of any Person means a certificate signed on behalf of such Person by the principal executive officer, the principal accounting officer or the principal financial officer of such Person.

                  "Opinion of Counsel" means a written opinion (subject to customary assumptions and exclusions) from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Guarantor or the Trustee.

                  "Original Notes" means the $350,000,000 original principal amount of 13% Senior Secured Pay-in-Kind Notes due 2011, issued on the Closing Date under the terms of this Indenture.

                  "Parent" means the party named as such in the preamble of this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

                  "Permitted Investment" means:

                  (i) an Investment in the Company, any Restricted Subsidiary or a Person that, as a result of such Investment becomes a Restricted Subsidiary, provided that such Person's primary business is related, ancillary or complementary to the businesses of the Parent, the Company and the Restricted Subsidiaries on the date of such Investment;

                  (ii)     Temporary Cash Investments;

                  (iii) payroll, travel and similar advances in the ordinary course of business to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP that do not in the aggregate exceed $3.0 million at any time outstanding;

                  (iv) stock, obligations or securities received in satisfaction of judgments;

                  (v) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and worker's compensation, performance and other similar deposits made in the ordinary course of business;

                  (vi) Interest Rate Agreements and Currency Agreements designed solely to protect the Parent, the Company and the Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

                  (vii) loans or advances to officers or employees of the Parent, the Company or any Restricted Subsidiary that do not in the aggregate exceed $1.0 million at any time outstanding;

                  (viii)   Investments existing on the Closing Date;

                  (ix) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with
Section 4.06; and

                  (x) Investments in securities received in satisfaction of accounts receivable pursuant to any plan of reorganization or similar arrangement upon the bankruptcy of the obligor on such accounts receivable.

                  "Permitted Liens" means:

                  (i) Liens for taxes, assessments, governmental charges or claims that are not yet due and payable or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                  (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                  (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (iv) Liens incurred or deposits made (including deposits made to the FCC) to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                  (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Parent, the Company or any of the Restricted Subsidiaries;

                  (vi) Liens (including extensions and renewals thereof and including any interest or title of a lessor in the property subject to any Capitalized Lease) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness (including any Capitalized Lease) Incurred, in accordance with clause (v) of the definition of Permitted Debt, and is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or is granted to secure indebtedness incurred to Refinance any Indebtedness previously so secured, and (b) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

                  (vii) any interest or title of a lessor in the property subject to any operating lease;

                  (viii) Liens on property of any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens were not created or incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and do not extend to or cover any property or assets of the Parent, the Company or any Restricted Subsidiary other than the property or assets acquired;

                  (ix) Liens in favor of the Parent, the Company or any Restricted Subsidiary;

                  (x) Liens arising from the rendering of a final judgment or order against the Parent, the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

                  (xi) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business (including deposits necessary to obtain standby letters of credit);

                  (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties not yet due and payable in connection with the importation of goods;

                  (xiii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements designed solely to protect the Parent, the Company or any of the Restricted Subsidiaries from fluctuations in interest rates or foreign currency exchange rates;

                  (xiv) Liens on wireless licenses issued by the FCC to secure obligations in favor of the FCC;

                  (xv)     Liens existing on the Closing Date;

                  (xvi) Liens on any assets or Capital Stock of the Parent, the Company or the Restricted Subsidiaries created in favor of the Holders; and

                  (xvii) Liens securing Indebtedness which is Incurred to Refinance secured Indebtedness which is permitted to be Incurred under Section 4.03(b)(ii); provided that such Liens do not extend to or cover any property or assets of the Parent, the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being Refinanced; and provided further, that if the property or assets securing the Indebtedness being Refinanced consist of one or more FCC wireless licenses, such Liens may also extend to or cover the outstanding Capital Stock of one or more corporations that (A) own such licenses and (B) do not own any other material assets.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "PIK Notes" means any 13% Senior Secured Pay-in-Kind Notes due 2011, issued in lieu of cash payment of interest on the Notes under the terms of this Indenture.

                  "Pledge Agreement" means the Pledge Agreement dated __________, 2004 among the Company, the Grantors (as defined therein) and the Collateral Agent.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of such preferred stock or preference stock.

                  "Qualified Proceeds" means the Net Cash Proceeds received by the Parent on or after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Parent.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Restricted Subsidiary" means any Subsidiary of the Parent (other than the Company) or the Company other than an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Parent, the Company or a Restricted Subsidiary whereby the Parent, the Company or a Restricted Subsidiary transfers such property to a Person and the Parent, the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreement" means the Security Agreement dated ____________, 2004, among the Company, the Grantors (as defined therein) and the Collateral Agent.

                  "Security Documents" means the Security Agreement, the Pledge Agreement, the Mortgages and any other document or instrument pursuant to which a Lien is granted by the Company or any Guarantor to secure any Obligations or under which rights or remedies with respect to such Lien are governed, as such agreements may be amended, modified or supplemented from time to time.

                  "S&P" means Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies.

                  "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(ii) with respect to any scheduled installment of principal of, premium, if any, or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "Temporary Cash Investment" means any of the following:

                  (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing within one year after the date of acquisition;

                  (ii) demand deposit accounts, time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any moneymarket fund sponsored by a registered broker dealer or mutual fund distribution;

                  (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above;

                  (iv) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

                  (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Parent, the Company or any of the Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "Trustee" means the party named as such in the preamble of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

                  "Trust Officer" means any vice president, assistant vice president or trust officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Parent or the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent or the Company, as applicable, in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Parent or the Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Parent or the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Parent, the Company or any Restricted Subsidiary; provided that (a) any guarantee by the Parent, the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Parent, the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (b) either (1) the Subsidiary to be so designated has total assets of $1,000 or less or (2) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 and (c) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (a) of this proviso would be permitted under Sections 4.03 and 4.04. The Board of Directors of the Parent or the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that immediately after giving effect to such designation (x) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Parent or the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which full faith and credit of the United States of America is pledged and which are not callable at the Parent's or the Company's option.

                  "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

                  1.02. Other Definitions. The following terms have the definitions set forth in the Sections listed below.

                                                       Defined in
                        Term                             Section
"Affiliate Transaction".............................    4.07(a)
"Asset Sale Offer" .................................    4.06(b)
"Authentication Order" .............................    2.02
"Change of Control Offer"...........................    4.08(b)
"covenant defeasance option"........................    8.01(b)

                                                       Defined in
                        Term                             Section
"DTC"...............................................    2.03
"Event of Default"..................................    6.01
"Excess Proceeds"...................................    4.06(b)
"Guaranteed Indebtedness" ..........................    4.10
"Guaranteed Obligations"............................    11.01
"incorporated provision"............................    12.01
"legal defeasance option"...........................    8.01(b)
"Legal Holiday".....................................    12.07
"MD&A"..............................................    4.02
"Notice of Default".................................    6.01
"Paying Agent"......................................    2.03
"Permitted Debt"....................................    4.03(b)
"Registrar".........................................    2.03
"Restricted Payments"...............................    4.04(a)

                  1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Notes and the Guarantees.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, the Guarantors and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                  1.04. Rules of Construction. Unless the context otherwise requires:

                  (a)      a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c)      "or" is not exclusive;

                  (d)      "including" means including without limitation;

                  (e) words in the singular include the plural and words in the plural include the singular;

                  (f) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (g)      the principal amount of any Preferred Stock shall be
(i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

                  (h)      "will" shall be interpreted to express a command;

                  (i) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

                  (j) references to Sections and Articles are to Sections and Articles of this Indenture unless otherwise specified.

                                   ARTICLE II

                                    THE NOTES

                  2.01.    Form and Dating.

                  (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued only in registered form without coupons. Original Notes shall be issued only in minimum denominations of $100 and larger integral multiples of $100. Any Note issued thereafter (including on any exchange or transfer or any issuance of PIK Notes in accordance with Section 2.12) shall be issued only in minimum denominations of $100 and larger integral multiples of $100.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Note. The Note issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be issued substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). The Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it represents the aggregate principal amount at maturity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may be increased through the issuance of PIK Notes as provided herein and may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Notes represented thereby shall be made by the Trustee or the Custodian in accordance with the terms hereof and of the Global Note as to increases due to the issuance of PIK Notes and otherwise in accordance with instructions given by the Holder thereof as required by
Section 2.06.

                  2.02. Execution and Authentication. One Officer shall sign the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by one Officer of the Company (an "Authentication Order"), authenticate the Notes for original issue of up to $350,000,000 aggregate principal amount at maturity, and may thereafter authenticate PIK Notes issuable pursuant to the terms hereof. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

                  2.03. Registrar and Paying Agent. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such to the extent that it determines that it may do so. The Parent, the Company or any domestically incorporated Wholly Owned Restricted Subsidiary may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Note.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Notes.

                  2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Parent, the Company, or one of the Restricted Subsidiaries) shall have no further liability for the money. If the Parent, the Company or one of the Restricted Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent with respect to the Notes. Upon any bankruptcy or reorganization proceedings relating to the Parent, the Company or any Restricted Subsidiary, the Trustee shall serve as Paying Agent for the Notes.

                  2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes and the Company shall otherwise comply with TIA Section 312(a).

                  2.06.    Transfer and Exchange.

                  (a) Transfer and Exchange of the Global Note. The Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary, or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Global Note will be exchanged by the Company for Definitive Notes only if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or (ii) the Company in its sole discretion determines that the Global Note (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (iii) there has occurred and is continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in clause (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Every Note authenticated and delivered in exchange for, or in lieu of, the Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, that is not a Definitive Note shall be authenticated and delivered in the form of, and shall be, the Global Note. The Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in the Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

                  (b) Transfer and Exchange of Beneficial Interests in the Global Note. The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Global Note shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Note also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

                           (i) Transfer of Beneficial Interests in the Global Note. Beneficial interests in the Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                           (ii) All Other Transfers and Exchanges of Beneficial Interests in the Global Note. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or (B) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in the Global Note contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the Global Note pursuant to Section 2.06(g).

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in the Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount at maturity of the Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount at maturity. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in the Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in the Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount at maturity of the Global Note, pursuant to Section 2.06(g).

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Global Note Legend. The Global Note shall bear a legend in substantially the following form:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
                  SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY

                  NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (g) Cancellation or Adjustment of the Global Note. At such time as all beneficial interests in the Global Note have been exchanged for Definitive Notes or the Global Note has been redeemed, repurchased or canceled in whole and not in part, the Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in the Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by the Global Note shall be reduced accordingly, in the case of an exchange for Definitive Notes, and an endorsement shall be made on the Global Note by the Trustee or by the Depositary in accordance with applicable procedures to reflect such exchange or reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in the Global Note, the Global Note shall be increased accordingly and an endorsement shall be made on the Global Note by the Trustee or by the Depositary in accordance with applicable procedures to reflect such increase.

                  (h)      General Provisions Relating to Transfers and
Exchanges.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate the Global Note and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

                           (ii) No service charge shall be made to a holder of a beneficial interest in the Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.06 and 9.05).

                           (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                           (iv) The Global Note and all Definitive Notes issued upon any registration of transfer or exchange of the Global Note or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Note or Definitive Notes surrendered upon such registration of transfer or exchange.

                           (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
                  Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or
                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                           (vi)     Prior to due presentment for the
                  registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                           (vii) The Trustee shall authenticate the Global Note and Definitive Notes in accordance with the provisions of
                  Section 2.02.

                           (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                           (ix) Each Holder of a Note agrees to indemnify the Company and the Trustee to their reasonable satisfaction against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture or applicable United States Federal or state securities law.

                           (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this

         Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interest in the Global
         Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.07. Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

         2.08. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in the Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount at maturity of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Parent, the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, by no later than 12:00 noon Eastern Time on a redemption date or maturity date, money sufficient to pay Notes payable on that date, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

                  2.10. Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

                  2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that have redeemed or paid or that have been delivered to the Trustee for cancellation.

                  2.12. Payment of Interest; Defaulted Interest.

                  (a) Each of the Notes shall bear interest at 13% per annum from ______________, 2004 or from the most recent date to which interest has been paid or duly provided for in accordance with Section 4.01 or, if no interest has been paid or duly provided for, from the date of original issuance, until the principal amount thereof is paid.

                  (b) Interest shall be payable in cash, provided that on each of the first four regularly scheduled interest payment dates set forth in the Notes occurring after the Closing Date, the Company may, at its option, pay up to 12% interest by issuing PIK Notes in a principal amount equal to the amount of interest not paid in cash on such regularly scheduled interest payment date. PIK Notes will be issued in denominations of $100 principal amount and integral multiples thereof. The amount of PIK Notes issued will be rounded down to the nearest $100, with any fractional amount paid in cash.

                  (c) If the Company defaults in a payment of interest on the Notes when due, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date or, in the case of the payment of non-cash defaulted interest, to the Persons who are Holders on the date of such payment, in each case at the rate provided in the Notes. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such cash interest to be paid.

                                   ARTICLE III

                                   REDEMPTION

                  3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.

                  The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 30 days but not more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer's Certificate from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  3.02. Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

                  3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                           (i)      the redemption date;

                           (ii) the redemption price and the amount of accrued interest to the redemption date;

                           (iii)    the name and address of the Paying Agent;

                           (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                           (v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

                           (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                           (vii) the CUSIP number, if any, printed on the Notes being redeemed; and

                           (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03 at least two (2) Business Days prior to the date the Trustee is to give the notice of redemption.

                  3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the related interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. A notice of redemption may not be conditional.

                  3.05. Deposit of Redemption Price. Prior to 12:00 noon (New York time) on the redemption date, the Company shall deposit with the Paying Agent (or, if the Parent, the Company or a Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption in accordance with Section 2.08. The Paying Agent shall promptly return to the Company upon its written request any money deposited with the Paying Agent by the Company that is in excess of the amounts necessary to pay the redemption price of and accrued interest on all Notes to be redeemed.

                  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

                  3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue, and upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  3.07. Optional Redemption. The Notes shall be redeemable at the option of the Company, in whole or in part, on one or more occasions, in accordance with this Article III at the following redemption prices (expressed as percentages of principal amount at maturity), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on _________ of the years set forth below:

        YEAR                           REDEMPTION PRICE
        ----                           ----------------
        2004                               106.50%

        2005                               104.88%

        2006                               103.25%

        2007                               101.63%

2008 and thereafter                        100.00%

                                   ARTICLE IV

                                    COVENANTS

                  4.01. Payment of Notes. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if as of 12:00 noon Eastern Time on such date the Trustee or the Paying Agent (if other than the Parent, the Company or one of their Subsidiaries or Affiliates) holds in accordance with this Indenture money (and, in the case of interest, PIK Notes to the extent permitted hereunder) sufficient to pay all principal, premium and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money (and, in the case of interest, PIK Notes to the extent permitted hereunder) to the Holders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

                  4.02. Reports to Holders.

                  So long as any Notes are outstanding, the Parent will furnish to the Trustee and to Holders unaudited quarterly consolidated financial statements prepared in accordance with GAAP, consistently applied, together with management's discussion and analysis of financial condition and results of operations providing the information described in Item 303(a) of Regulation S-K under the Securities Act, and any successor rules ("MD&A"), not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year; and (2) audited annual consolidated financial statements prepared in accordance with GAAP, consistently applied, together with a report on the financial statements from the Parent's independent accountants and MD&A, not later than 90 days after the end of each fiscal year. In addition, the Parent agrees that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  4.03. Limitation on Indebtedness and Issuance of Disqualified Stock. (a) The Parent, will not, and will not permit any of its Restricted Subsidiaries to, and the Company will not and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness, and the Parent will not issue any Disqualified Stock, the Company will not issue any Disqualified Stock, and neither the Parent nor the Company will permit any Restricted Subsidiary to issue any Disqualified Stock; provided that the Parent, the Company or any Restricted Subsidiary may Incur Indebtedness or issue Disqualified Stock if, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock and the receipt and application of the proceeds therefrom, the Debt to Consolidated EBITDA Ratio would have been no greater than
3.5 to 1 and the Debt to Consolidated EBITDA less Capital Expenditures Ratio would have been no greater than 7.0 to 1.

                  (b) Notwithstanding the foregoing, the Parent, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following items of Indebtedness (collectively, "Permitted Debt"):

                           (i) Indebtedness owed (a) by the Parent to the Company, (b) by the Company to the Parent, (c) by a Restricted Subsidiary to the Parent or the Company, or (d) by the Parent or the Company or a Restricted Subsidiary to any Restricted Subsidiary; provided that (1) such Indebtedness shall be evidenced by a promissory note expressly subordinated to the Notes and any Guarantees, and (2) any event which results in any Restricted Subsidiary to which such Indebtedness is owed ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Parent, the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this Section 4.03(b)(i);

                           (ii) Indebtedness of the Parent, the Company or a Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to

                  Refinance, then outstanding Indebtedness of the Parent, the Company or a Restricted Subsidiary (other than Indebtedness Incurred under Sections 4.03(b)(i), (iii), (iv), (v) or (vi)) and any Refinancings thereof in an amount not to exceed the amount so Refinanced (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to Refinance the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or the Guarantees shall only be permitted under this
                  Section 4.03(b)(ii) if (A) in case the Notes are Refinanced in part or the Indebtedness to be Refinanced is pari passu with the Notes or any Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or such Guarantees, (B) in case the Indebtedness to be Refinanced is subordinated in right of payment to the Notes and the Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes and the Guarantees at least to the extent that the Indebtedness to be Refinanced is subordinated to the Notes and the Guarantees and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be Refinanced, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be Refinanced;

                           (iii) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (1) are designed solely to protect the Parent, the Company or the Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (2) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any of the obligations of the Parent, the Company or those of any of the Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Parent or the Company (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Parent or the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Parent, the Company or any Restricted Subsidiary in connection with such disposition;

                           (iv) Guarantees of the Notes and guarantees of Indebtedness of the Parent or the Company by any Restricted Subsidiary provided the guarantee of such Indebtedness is permitted by and made in accordance with Section 4.10;

                           (v) Indebtedness (including guarantees of such indebtedness) Incurred to finance the cost (including the cost of design, development, site acquisition, construction, installation, integration or improvement) of equipment, inventory or telecommunications network assets acquired (including by way of Capital Lease and acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired) by the Parent, the Company or any Restricted Subsidiary after the Closing Date, provided that
                  (A) such Indebtedness is incurred prior to or within six months after such acquisition or the completion of such construction or improvement and (B) any such Indebtedness incurred in connection with any particular acquisition, construction or improvement shall not exceed the cost of such acquisition, construction or improvement, and provided further that the aggregate principal amount of such Indebtedness shall not exceed $50.0 million at any time outstanding;

                           (vi) Indebtedness Incurred by the Parent or the Company not otherwise permitted to be Incurred pursuant to Sections 4.03(b)(i) through (v) above, which together with all other Indebtedness Incurred pursuant to this Section 4.03(b)(vi), has an aggregate principal amount not in excess of $10.0 million at any time outstanding;

                           (vii)    the Notes issued on the Closing Date;

                           (viii) Indebtedness of the Parent, the Company or any of the Restricted Subsidiaries existing on the Closing Date;

                           (ix)     any PIK Notes issued under this Indenture;
                  and

                           (x) Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent, the Company or any of the Restricted Subsidiaries to the extent that, on the date of such acquisition and after giving pro forma effect thereto, the Company could have Incurred such Indebtedness in accordance with paragraph (a) of this Section 4.03 on the date such Person becomes a Restricted Subsidiary.

                  (c) Neither the Parent nor the Company will Incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Parent or the Company, as applicable, unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Guarantees on substantially identical terms, provided, however, that no Indebtedness of the Parent or the Company will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Parent or the Company solely by virtue of being unsecured.

                  (d)      For purposes of determining compliance with this
Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses comprising Permitted Debt, the Company, in its sole discretion, will classify and from time to time may reclassify such item of Indebtedness and will only be required to include the amount and type of such Indebtedness in one of such clauses.

                  4.04. Limitation on Restricted Payments. (a) The Parent will not and will not permit any Restricted Subsidiary to, and the Company will not and will not permit any Restricted Subsidiary to, directly or indirectly:

                  (1) declare or pay any dividend or make any distribution on or with respect to the Parent's, the Company's or such Restricted Subsidiaries' Capital Stock (other than (a) dividends or distributions payable solely in shares of the Parent's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (b) pro rata dividends or distributions on Common Stock of any Restricted Subsidiary held by minority interest holders) held by Persons other than the Parent, the Company or any of the Restricted Subsidiaries; or

                  (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of the Parent, the Company or any Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Parent, the Company or any of the Restricted Subsidiaries; or

                  (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company or that of any Guarantor that is subordinated in right of payment to the Notes or any Guarantee; or

                  (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

                           (A) a Default or Event of Default shall have occurred and be continuing, or would result from such Restricted Payment;

                           (B) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal quarter period, the Company could not Incur at least $1.00 of Indebtedness under Section 4.03(a); or

                           (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Parent, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

                                    (i)      50% of the aggregate amount of the
                           Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Parent, the Company or a

                           Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which financial statements have been delivered to the Trustee and the Holders pursuant to Section 4.02; plus;

                                    (ii)     the aggregate Qualified Proceeds
                           received by the Parent and the aggregate Net Cash Proceeds received by the Parent from the issuance to a Person who is not a Subsidiary of the Parent or the Company of any options, warrants or other rights to acquire the Capital Stock of the Parent (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the Holder, or are required to be redeemed, prior to the Stated Maturity of the Notes); plus;

                                    (iii)    an amount equal to the net
                           reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of dividends, repayments of loans or advances, or other transfers of assets, in each case to the Parent, the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Parent, the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

                  (b) The foregoing provision shall not be violated by reason of:

                           (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with Section 4.04(a);

                           (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes and the Guarantees including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under Section 4.03(b)(ii);

                           (iii)    the purchase, call for redemption,
                  redemption, retirement, or other acquisition of the Capital Stock of the Parent, the Company or any Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of the Capital Stock of the Parent (other than Disqualified Stock) other than to a Subsidiary of the Parent or the Company;

                           (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company or that of any Guarantor which is subordinated in right of payment to the Notes or the Guarantees in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of the Capital Stock of the Parent (other than Disqualified Stock) or Indebtedness subordinated in right of payment to the Notes and the Guarantees;

                           (v) payments or distributions to dissenting stockholders that are not Affiliates of the Parent, the Company or any of their Subsidiaries pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of
                  Section 5.01;

                           (vi) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of the Capital Stock of the Parent to the extent necessary in the good faith judgment of the Board of Directors of the Parent, to prevent the loss or secure the renewal or reinstatement of any material license or franchise held by the Parent, the Company or any Restricted Subsidiary from any governmental agency, provided that the aggregate amount of Restricted Payments that may be made under this Section 4.04(b)(vi) shall not exceed $10.0 million;

                           (vii) the purchase, redemption, retirement or other acquisition for value of the Capital Stock of the Parent or options to purchase such shares, held by the Parent's, the Company's or any Restricted Subsidiary's directors, employees or former directors or employees (or their donees, trusts for their benefit or the benefit of their family members, their estates or beneficiaries under their estates) upon death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock or options were issued; provided that the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or options after the Closing Date does not exceed (A) $2.0 million in any fiscal year or (B) $10.0 million in the aggregate, plus in the case of each of clause
                  (A) and clause (B), the aggregate of Net Cash Proceeds the Parent received from the issuance of Capital Stock of the Parent to such directors, employees or former directors or employees, provided that the amount of any such Net Cash Proceeds that are utilized for any such purchase, redemption, retirement or other acquisition shall be excluded from Section 4.04(a)(4)(C)(ii);

                           (viii) Investments in any Person that is primarily engaged in a business that is related, ancillary or complementary to the business of the Parent, the Company and the Restricted Subsidiaries on the date of such Investment; provided that the aggregate amount of such Investments (after taking into account the amount of all other Investments made pursuant to this Section 4.04(b)(viii)) does not exceed the sum of (A) $10.0 million and (B) the amount of Qualified Proceeds received by the Parent, except to the extent such Qualified Proceeds are used to make Restricted Payments pursuant to Section 4.04(a)(4)(C)(ii), or Sections 4.04(b)(iii) or (iv);

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

                           (ix) Investments acquired in exchange for the Capital Stock of the Parent (other than Disqualified Stock);

                           (x) repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof; and

                           (xi) other Restricted Payments in an aggregate amount not to exceed $10.0 million;

provided that, except in the case of Sections 4.04(b)(i), (iii), (viii) and
(xi), no Default or Event of Default will have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

                  Each Restricted Payment permitted pursuant to the preceding clauses, other than the Restricted Payment referred to in Section 4.04(b)(ii), an exchange of Capital Stock for Capital Stock or Indebtedness referred to in
Section 4.04(b)(iii) or (iv), an Investment referred to in Section 4.04(b)(ix) or repurchases of Capital Stock referred to in Section 4.04(b)(x), shall be included in calculating whether the conditions of Section 4.04(a)(4)(C) have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of the Capital Stock of the Parent are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Qualified Proceeds of such issuance shall be included in Section 4.04(a)(4)(C) only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

                  4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Parent will not, and will not permit any Restricted Subsidiary to, and Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Parent, the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Parent, the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Parent, the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Parent, the Company or any other Restricted Subsidiary.

                  (b) The foregoing provisions shall not restrict any encumbrances or restrictions:

                           (i) existing on the Closing Date in this Indenture, the Security Documents or any other agreements in effect on the Closing Date, and any amendments, extensions, Refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such amendments, extensions, Refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, Refinanced, renewed or replaced;

                           (ii) existing under or by reason of applicable law;

                           (iii) existing with respect to any Person or the property or assets of such Person acquired by the Parent, the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                           (iv) in the case of clause (iv) of Section 4.05(a), (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent, the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent, the Company or any Restricted Subsidiary in any manner material to the Parent, the Company or any Restricted Subsidiary;

                           (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

                           (vi) contained in the terms of any Indebtedness of a Restricted Subsidiary, or any agreement pursuant to which such Indebtedness was issued, if the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, if the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Board of Directors of the Parent) and if the Board of Directors of the Parent determines that any such encumbrance or restriction will not materially affect the ability of the Company to make principal, premium or interest payments on the Notes or the Parent's ability to satisfy its obligations under its Guarantee.

                  Nothing contained in this Section 4.05 shall prevent the Parent, the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by Section 4.14 or
(2) restricting the sale or other disposition of property or assets of the Parent, the Company or any of the Restricted Subsidiaries that secure Indebtedness of the Parent, the Company or any of the Restricted Subsidiaries.

                  4.06. Limitation on Asset Sales. (a) The Parent will not, and will not permit any Restricted Subsidiary to, and the Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Parent, the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of as evidenced by a Board Resolution of the Parent, and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments, provided that the amount of any liabilities (as shown on the Parent's most recent balance sheet, the Company's most recent balance sheet or such Restricted Subsidiary's most recent balance sheet) of the Parent, the Company or any Restricted Subsidiary (other than contingent liabilities, liabilities to the Parent, the Company or a Restricted Subsidiary, and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Parent, the Company or such Restricted Subsidiary from further liability, shall be deemed to be cash for purposes of this provision.

                  (b) Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Parent, the Company or any such Restricted Subsidiary may apply such Net Proceeds to (i) permanently repay the principal of any secured Indebtedness (to the extent of the fair value of the assets securing such Indebtedness, as determined by the Board of Directors of the Parent), or
(ii) acquire assets used in the Parent's, the Company's or the Restricted Subsidiaries' principal business. Any Net Proceeds that are applied to the acquisition of such assets pursuant to any binding agreement shall be deemed to have been applied for such purpose within such 180-day period so long as they are so applied within one year after the date of receipt of such Net Proceeds. Pending the final application of any such Net Proceeds, the Parent, the Company or any such Restricted Subsidiary may temporarily invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied as provided in clause (i) or (ii) above will be deemed to constitute "Excess Proceeds."

                  (c) Within 30 days following the date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Offer to Purchase (an "Asset Sale Offer") to all holders of the Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of purchase and payable in cash, in accordance with the procedures set forth in this Indenture for an Offer to Purchase. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use any remaining Excess Proceeds for purposes not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount that the Company is required to repurchase, the trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset at zero.

                  4.07. Limitation on Transactions with Affiliates. (a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, and the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

                           (i) such Affiliate Transaction is on terms that are no less favorable to the Parent, the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent, the Company or such Restricted Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Parent, the Company or such Restricted Subsidiary; and

                           (ii)     the Company delivers to the trustee:

                           (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a Board Resolution of the Parent certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the Disinterested Directors; and

                           (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a favorable opinion as to the fairness to the Parent, the Company or the relevant Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm that is, in the judgment of the Board of Directors of the Parent, qualified to render such opinion and is independent with respect to the Parent, the Company and the Restricted Subsidiaries.

                  (b) Notwithstanding the preceding, the following shall not be deemed to be Affiliate Transactions:

                           (i) any employment agreement or other employee compensation plan or arrangement entered into by the Parent, the Company or any of the Restricted Subsidiaries and approved by a majority of the Disinterested Directors of Parent;

                           (ii) transactions between or among the Parent, the Company and the Wholly Owned Restricted Subsidiaries;

                           (iii) Permitted Investments and Restricted Payments that are permitted by the provisions of this Indenture;

                           (iv) indemnities of officers, directors and employees of the Parent, the Company or any Restricted Subsidiary permitted by its charter, by-laws or statutory provisions; and

                           (v) the payment of reasonable and customary regular fees to directors of the Parent, the Company or any of the Restricted Subsidiaries.

                  4.08. Repurchase of Notes at the Option of the Holder Upon a Change of Control.

                  (a) Within 30 days following any Change of Control, the Company shall make an Offer to Purchase (a "Change of Control Offer") all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures set forth in this Indenture for an Offer to Purchase.

                  (b) Notwithstanding the foregoing provisions of Section 4.08(a), the Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(a) applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) the Company has exercised its right to redeem all of the Notes under paragraph 5 of the Notes.

                  4.09. Compliance Certificate. The Company and the Parent shall each deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officer's Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company or the Parent they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company or the Parent is taking or propose to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

                  4.10. Limitation on Issuances of Guarantees by Restricted Subsidiaries. Neither the Parent nor the Company will permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company or that of any Guarantor ("Guaranteed Indebtedness"), unless such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Parent, the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided that this paragraph shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is pari passu with the Notes or any Guaranty, then the guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Guarantee. If the Guaranteed Indebtedness is subordinated to the Notes or any Guaranty, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

                  4.11. Additional Guarantees and Liens.

                  (a) The Parent and the Company shall cause any entity that becomes a Restricted Subsidiary after the Closing Date, within 10 Business Days after such entity becomes a Restricted Subsidiary, to (i) execute a Guarantee of the obligations of the Company under the Notes by executing and delivering a Supplemental Indenture substantially in the form set forth in

Exhibit B hereto, and (ii) execute any and all further Security Documents, financing statements, agreements and instruments, upon substantially the same terms as the Security Documents and in a form reasonably satisfactory to the Trustee, that grants the Collateral Agent a first-priority Lien upon the personal property and owned real property of such Restricted Subsidiary for the benefit of the Holders, subject to Permitted Liens and the exceptions and limitations set forth in the Security Documents, and take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Trustee or Collateral Agent may reasonably request to create such first-priority Lien (subject to Permitted Liens and the exceptions and limitations set forth in the Security Documents), all at the expense of the Company, including all reasonable fees and expenses of counsel incurred by the Trustee in connection therewith and (iii) deliver to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, that such Guarantee and any such Security Documents, as the case may be, are valid, binding and enforceable obligations of such Subsidiary, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles.

                  (b) The Parent and the Company shall, with respect to each parcel of real property owned by the Company or any Guarantor, deliver to the Collateral Agent, for the benefit of or addressed to the Trustee or the Collateral Agent, as applicable, subject to Permitted Liens, the following:

                           (i) a fully executed, acknowledged, and recorded Mortgage that secures the Notes, the Guarantees and any other Obligations on a first-priority basis;

                           (ii) an opinion of local counsel reasonably acceptable to the Collateral Agent, and the Trustee;

                           (iii) a fully-paid title insurance policy with no exceptions other than Permitted Liens;

                           (iv) the most recent survey of each property together with either (i) an updated survey certification from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company stating that there has been no change, other than, in each case, changes reasonably acceptable to the Collateral Agent, in the facts depicted in the survey; and

                           (v)      such other related deliveries and
                  deliverables as the Collateral Agent or the Trustee shall reasonably require.

                  The Company shall provide each of the foregoing described in clauses (b)(i) through (b)(v) above at its own expense and shall pay all reasonable fees and expenses of counsel incurred by the Trustee and the Collateral Agent in connection with each of the foregoing.

                  4.12. Maintenance of Properties; Insurance. Subject to Article V, the Parent and the Company shall, so long as any Notes are outstanding, maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of the Parent, the Company and the Restricted Subsidiaries, subject to reasonable wear and tear, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof; provided, however, that nothing in this
Section 4.12 shall prevent the Parent, the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of them, if such discontinuance or disposal is desirable in the conduct of the business of the Parent, the Company or any of the Restricted Subsidiaries. The Parent and the Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their properties and business and the properties and business of the Restricted Subsidiaries against loss or damage of the kinds customarily insured against by entities of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other entities and shall deliver to the Trustee no less often than once in each calendar year a certified report from an independent insurance agent evidence of such insurance.

                  4.13. Taxes and Claims. The Parent and the Company shall pay, and cause each of the Restricted Subsidiaries to pay, all material taxes, assessments and other governmental charges imposed upon them or any of their properties or assets or in respect of any of their franchises, business, income or property before the same shall become delinquent, and all lawful claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such tax, assessment, charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                  4.14. Limitation on Liens. The Parent will not, and will not permit any Restricted Subsidiary to, and the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of the assets or properties of the Parent, the Company or any Restricted Subsidiary of any character, other than Permitted Liens.

                  4.15. Sale/Leaseback Transactions. (a) The Parent will not, and will not permit any Restricted Subsidiary to, and the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction involving any assets or properties of the Parent, the Company or any Restricted Subsidiary; provided that the Parent, the Company or any of the Restricted Subsidiaries may enter into a Sale/Leaseback Transaction if:

                           (i) The Parent, the Company or the Restricted Subsidiary, as applicable, could have (a) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale/Leaseback Transaction under Section 4.03(a) or (b) and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.14;

                           (ii)     the gross cash proceeds of that
                  Sale/Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Parent and set forth in an Officer's Certificate delivered to the Trustee, of the property that is subject of such Sale/Leaseback Transaction; and

                           (iii)    the transfer of assets in that
                  Sale/Leaseback Transaction is permitted by, and the Parent, the Company or the Restricted Subsidiary, as the case may be, applies the proceeds of such transactions in compliance with
                  Section 4.06.

                  (b) The foregoing restriction shall not apply to any Sale/Leaseback Transaction if (i) the lease secures tower assets or tower equipment, and (ii) such Sale/Leaseback Transaction is made in compliance with
Section 4.06; provided that the aggregate Net Proceeds in excess of $10.0 million from all such tower Sale/Leaseback Transactions shall be deemed Excess Proceeds for the purposes of Section 4.06.

                  4.16. Compliance with Laws, Etc. The Parent and the Company shall, so long as any Notes are outstanding, and shall cause each of their Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all environmental laws, rules, regulations and orders, except for such non-compliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Parent, the Company and the Restricted Subsidiaries taken as a whole.

                  4.17. Corporate Existence. Subject to Article V, the Parent and the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their corporate existence and the corporate, partnership or other existence, as the case may be, of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each of the Parent, the Company and any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of each of the Parent, the Company and the Restricted Subsidiaries; provided, however, that the Parent and the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Restricted Subsidiaries if the Board of Directors of the Parent shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent, the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

                  4.18. Impairment of Rights. The Parent and the Company agree, on their behalf and on behalf of each of the Restricted Subsidiaries, that the Parent, the Company and the Restricted Subsidiaries shall not, directly or indirectly, (a) subject to applicable law, create or permit to exist or become effective any restriction of any kind on the ability of the Parent, the Company or any of the Restricted Subsidiaries, as applicable, to vote the Capital Stock held by the Parent, the Company or such Restricted Subsidiary in any of the Restricted Subsidiaries to amend such Restricted Subsidiary's organizational documents or remove or replace any member of such Restricted Subsidiary's Board of Directors or (b) in any way impair the security interest granted pursuant to the Security Documents or the ability of the Trustee, the Collateral Agent or the Holders to exercise their rights and remedies under this Indenture, the Notes, the Guarantees or the Security Documents.

                  4.19. Interests in Non-Owned Real Property; Cell Tower Leases. Notwithstanding any other provision of this Indenture, none of the Company or any Guarantor shall obtain, possess, hold, acquire or otherwise maintain any interest in real property (including but not limited to leasehold interests in cell towers), other than fee ownership interests in real property, unless all of the Capital Stock of such entity is pledged as security for the Notes pursuant to the Pledge Agreement.

                  4.20. Further Assurances. The Parent shall and shall cause its Restricted Subsidiaries to, and the Company shall and shall cause its Restricted Subsidiaries to, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required under applicable law from time to time in order to:

                  (a) carry out more effectively the purposes of this Indenture, the Notes, and the Security Documents;

                  (b) subject to the Liens created by any of the Security Documents any of the properties, rights or interests required to be encumbered thereby, subject only to Permitted Liens;

                  (c) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby; and

                  (d) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent or the Trustee any of the rights granted now or hereafter intended by the parties thereto to be granted to the Collateral Agent or the Trustee under any other instrument executed in connection with the Indenture Documents.

                                   ARTICLE V

                                SUCCESSOR COMPANY

                  5.01. When Parent, Company and Guarantors May Merge or Transfer Assets. (a) The Parent will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than the Company or a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to merge with or into the Parent unless:

                           (i) the Parent shall be the surviving or continuing Person, or the Person (if other than the Parent) formed by such consolidation or into which the Parent is merged or that acquired or leased such property and assets of the Parent shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Parent under the Guarantee;

                           (ii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

                           (iii) immediately after giving effect to such transaction on a pro forma basis the Parent, or any Person becoming the successor obligor, as the case may be, shall show an improvement in the Leverage Ratios as set forth under
                  Section 4.03(a);

                           (iv) if the Parent is not the surviving or continuing Person, each Guarantor shall have delivered a written instrument in form satisfactory to the Trustee confirming its Guarantee; and

                           (v) the Company delivers to the Trustee an Officer's Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

                  provided, however, that clause (iii) above shall not apply if, in the good faith determination of the Board of Directors of the Parent, whose determination shall be evidenced by a Board Resolution, the sole purpose of such transaction is to change the state of incorporation of the Parent.

                  (b) The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than the Parent or a Restricted Subsidiary) or permit any Person (other than the Parent or a Restricted Subsidiary) to merge with or into the Company unless:

                           (i) the Company shall be the surviving or continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture;

                           (ii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

                           (iii) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, shall show an improvement in the Leverage Ratios as set forth under Section 4.03(a);

                           (iv) if the Company is not the surviving or continuing Person, each Guarantor shall have delivered a written instrument in form satisfactory to the Trustee confirming its Guarantee; and

                           (v) the Company delivers to the Trustee an Officer's Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clause (iii) above shall not apply if, in the good faith determination of the Board of Directors of the Parent, whose determination shall be evidenced by a Board Resolution, the sole purpose of such transaction is to change the state of incorporation of the Company.

                  (c) The Company will not permit any Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.06, or the Parent (transactions with respect to the Parent being governed by Section 5.01(a))) to, in a single transaction or a series of related transactions, (x) consolidate with or merge with or into any other Person (other than the Parent, the Company or a Guarantor which is a Wholly Owned Restricted Subsidiary) or (y) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets, unless:

                           (i) the Guarantor shall be the surviving or continuing Person, or the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or that acquired or leased such property and assets of the Guarantor shall be organized under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Guarantor's obligations under this Indenture;

                           (ii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

                           (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming a successor obligor on the Notes, as the case may be, shall show an improvement in the Leverage Ratios under Section 4.03(a); and

                           (iv) the Company shall have delivered to the Trustee an Officer's Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

                                   ARTICLE VI

                         EVENTS OF DEFAULTS AND REMEDIES

                  6.01. Events of Default. An "Event of Default" occurs if:

                  (a) the Company or any Guarantor (i) defaults in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, or (ii) fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes;

                  (b) the Company or any Guarantor defaults in any payment of interest on any Note and such default continues for a period of 30 days;

                  (c)      the Company or any Guarantor fails to comply with
Section 5.01 or fails to make or consummate an Offer to Purchase in accordance with Section 4.06 or 4.08;

                  (d) the Company or any Guarantor fails to comply with any of its agreements in the Notes or this Indenture, any Guarantee or any Security Document (other than those referred to in (a), (b) or (c) above) and such failure continues for 30 days after the notice specified below;

                  (e) there occurs with respect to any issue or issues of Indebtedness of the Parent, the Company or any of the Restricted Subsidiaries having an outstanding principal amount of $10.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (1) an event of default that entitles the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and/or (2) a default in any payment when due at final maturity of any such Indebtedness;

                  (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Parent, the Company or any of the Restricted Subsidiaries and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) a court having jurisdiction in the premises enters a decree or order for (1) relief in respect of the Parent, the Company or any of the Restricted Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (2) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent, the Company or any of the Restricted Subsidiaries or for all or substantially all of the property and assets of the Parent, the Company or any of the Restricted Subsidiaries or (3) the winding up or liquidation of the affairs of the Parent, the Company or any of the Restricted Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

                  (h)      the Parent, the Company or any Restricted Subsidiary
(1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (2) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent, the Company or any of the Restricted Subsidiaries or for all or substantially all of the property and assets of the Parent, the Company or any of the Restricted Subsidiaries or (3) effects any general assignment for the benefit of creditors;

                  (i) any Security Document shall cease to be in full force and effect or enforceable in accordance with its terms, other than in accordance with its terms;

                  (j) except upon the release of any Guarantee in accordance with this Indenture, (1) any Guarantee ceases to be in full force and effect or is declared null and void or (2) any Guarantor denies that it has any further liability under the Guarantee or gives notice to that effect; or

                  (k) there shall have occurred any loss, suspension, revocation or non-renewal of the wireless licenses of the Parent, the Company and those of the Restricted Subsidiaries covering 50% or more of the total potential customers covered by all of the wireless licenses of the Parent, the Company and those of the Restricted Subsidiaries.

                  The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  A Default under clause (d) above is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the Default and the Company or the relevant Guarantor, as applicable, do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under this Section 6.01, its status and what action the Company is taking or proposes to take with respect thereto.

                  6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of all outstanding Notes, together with premium, if any, and all accrued and unpaid interest thereon, to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default specified in Section 6.01(e) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(e) shall be remedied or cured by the Company or the relevant Subsidiary or waived by the Holders of the relevant Indebtedness within 30 days after the occurrence thereof. If an Event of Default specified in Section 6.01(g) or (h) above occurs with respect to the Parent or the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive on behalf of the Holders of all of the Notes an existing Default and its consequences except
(a) a Default in the payment of the principal of, premium, if any, or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

                           (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                           (ii) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

                           (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any costs, liability or expense;

                           (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                           (v) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

                  6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Parent, any Subsidiary or Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                  THIRD: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

                  6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

                  6.12. Waiver of Stay, Extension or Usury Laws. Neither the Company nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                     TRUSTEE

                  7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                           (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i)      this paragraph does not limit the effect of
                  Section 7.01(b);

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

                           (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c).

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

                  7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine (in good faith in furtherance of its rights and powers expressly set forth in this Indenture) to make such further inquiry or investigation, it shall be entitled upon written notice to examine the books, records and premises of the Company, personally or by agent or attorney, during regular business hours and subject to a customary confidentiality agreement between the Company and the Trustee and its agent and attorney.

                  7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Notes, including the validity, effectiveness or perfection of the security interests in the Collateral granted pursuant to Article 10 hereof, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e),
(f), (i), (j) or (k) unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the

Trustee shall have received notice thereof in accordance with Section 12.02 from the Company, any Guarantor or any Holder.

                  7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs, provided that in the event that the Trustee first becomes aware of a Default after 90 days subsequent to its occurrence, the Trustee shall mail to each Holder notice of the Default as soon thereafter as practicable. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note (including payments pursuant to the redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

                  7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with May 15, 2004, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the TIA (but if no event described in Section 313(a) of the TIA has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee shall also comply with Section 313(b) of the TIA. The Trustee will also transmit by mail all reports required by Section 313(c) of the TIA.

                  A copy of each report at the time of its mailing to Holders shall be mailed by the Trustee to the Company and shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed in accordance with Section 313(d) of the TIA. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

                  7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company and the Guarantors, as applicable, shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company and the Guarantors shall not be required to pay such fees and expenses if they assume the Trustee's defense and, in the reasonable judgment of the Trustee's outside counsel, there is no conflict of interest between the Company and the Guarantors, on the one hand, and the Trustee, on the other hand, in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through its own willful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, provided that such lien shall not apply to money or property held in trust to pay principal of, premium, if any, and interest on particular Notes on a non pro rata basis.

                  The Company's payment obligations pursuant to this Section
7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under any bankruptcy law.

                  7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                           (i)      the Trustee fails to comply with Section
                  7.10;

                           (ii)     the Trustee is adjudged bankrupt or
                  insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                           (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                           (iv) the Trustee otherwise becomes incapable of acting.

                  (b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

                  7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b), subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  8.01. Discharge of Liability on Notes; Defeasance. (a) Subject to Section 8.01(c), when (i) all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.07) have been canceled or delivered to the Trustee for cancellation or (ii) all outstanding Notes not previously delivered for cancellation have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III, and the Company irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited) to pay the principal of, premium, if any, and interest on the outstanding Notes when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Notes replaced or paid pursuant to Section 2.07) and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture ("legal defeasance option") and (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10 4.11, 4.12, 4.13, 4.14, 4.15,
4.16, 4.17 (with respect to the Parent and the Restricted Subsidiaries only) or
4.18 and the operation of Section 5.01(a), 5.01(b)(iii), 5.01(c), 6.01(c) (with respect to Offers to Purchase only), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to the Parent and the Restricted Subsidiaries only), 6.01(h) (with respect to the Parent and the Restricted Subsidiaries only), 6.01(i), 6.01(j) and 6.01(k) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Notes and this Indenture by exercising its legal defeasance option, the obligations under the Guarantees shall each be terminated simultaneously with the termination of such obligations.

                  If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(c) (with respect to Offers to Purchase only), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to the Parent and the Restricted Subsidiaries only), 6.01(h) (with respect to the Parent and the Restricted Subsidiaries only), 6.01(i) 6.01(j) or 6.01(k) or because of the failure of the Company to comply with Section 5.01(a), 5.01(b)(iii) or 5.01(c).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding the provisions of Sections 8.01(a) and 8.01(b), the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article VIII shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07,
8.04 and 8.05 shall survive.

                  8.02. Conditions to Defeasance. (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                           (i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal, premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

                           (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium (if any) and interest when due on all the Notes to maturity or redemption, as the case may be;

                           (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

                           (iv) the deposit does not constitute a default under any other agreement binding on the Company;

                           (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                           (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                           (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                           (viii) the Company delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.

                  (b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

                  8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

                  8.04. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by either of them as provided in this Article VIII which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

                  8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

                  9.01. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Guarantees or the Security Documents without notice to or consent of any Holder:

                           (i) to cure any ambiguity, omission, defect or inconsistency;

                           (ii)     to comply with Article V or Article XI;

                           (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

                           (iv) to add additional Guarantees with respect to the Notes (including the execution of a supplemental indenture);

                           (v) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                           (vi) to make any change that does not adversely affect the rights of any Holder, subject to the provisions of this Indenture;

                           (vii) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                           (viii) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Security Documents.

                  The Company shall also be entitled to releases of the Collateral or the Guarantees as described in Sections 10.03 and 11.03.

                  9.02. With Consent of Holders. (a) The Company, the Guarantors and the Trustee may amend this Indenture, the Notes, the Guarantees or the Security Documents without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder affected, an amendment may not:

                           (i) reduce the amount of Notes whose Holders must consent to an amendment;

                           (ii) reduce the rate of or extend the time for payment of interest on any Note;

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

                           (iii) reduce the principal of or extend the Stated Maturity of any Note;

                           (iv)     reduce the premium payable upon the
                  redemption of any Note or change the time at which any Note may be redeemed in accordance with Article III;

                           (v) make any Note payable in money other than that stated in the Note;

                           (vi) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                           (vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

                           (viii) modify the Guarantees in any manner adverse to the Holders.

                  The consent of the Holders under this Section 9.02 shall not be necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance thereof.

                  (b) After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.02.

                  9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

                  9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer's Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

                  (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were

Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

                  9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                  9.07. Payment for Consent. None of the Company, any Guarantor or any Affiliate of the Company or any Guarantor shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, or any other Indenture Document (including the Security Documents) unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE X

                             COLLATERAL AND SECURITY

                  10.01. Security Documents. The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and performance of all other Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which define the terms of the Liens that secure the Obligations and provide that the Liens granted thereunder secure the Obligations on a first-priority basis, but subject to any Permitted Liens that may have priority over the Lien and security interests created by the Security Documents. Each Holder, by its acceptance of a Note, consents and agrees to all of the terms of the Security Documents (including the provisions providing for the exercise of remedies and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and directs the Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and the Company and the Parent will do or cause to be done all such acts and things as may be required by the next sentence of this Section 10.01, to assure and confirm to the Trustee the Liens upon the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Obligations secured hereby, according to the intent and purposes herein expressed. The Company and the Parent shall take, and shall cause the Restricted Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected first-priority Lien on all the Collateral, in favor of the Collateral Agent for the ratable benefit of the Holders, but subject to any Permitted Liens that may have priority over the Lien and security interests created by the Security Documents. The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral for the ratable benefit of the Holders and the Trustee pursuant to the terms of the Indenture and the Security Documents.

                  10.02. Recording and Opinions. (a) The Company will furnish to the Trustee on May 15 in each year (or the first Business Day immediately thereafter if May 15 of such year is not a Business Day) beginning with May 15, 2004, an Opinion of Counsel, which may be rendered by internal counsel to the Company, dated as of such date, either:

                           (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain and perfect the Lien of the Security Documents and reciting with respect to the Liens on the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve, perfect and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Trustee hereunder and the rights of the Holders, the Trustee and the Collateral Agent under the Security Documents with respect to the Liens on the Collateral; or

                           (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien and assignment.

                  (b) The Company will otherwise comply with the provisions of TIA Section 314(b).

                  10.03. Release of Collateral. (a) Subject to Sections 10.03(b), (c), (d) and 10.08, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby. Upon the request of the Company pursuant to an Officer's Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

                           (i) if such asset is sold, transferred, leased or otherwise disposed of in a transaction that is permitted or not prohibited by Section 4.06;

                           (ii) to enable the Company or any Guarantor to consummate any sale, lease, conveyance or other disposition of any assets or rights permitted or not prohibited under Section 4.06;

                           (iii) in respect of assets to the extent they are subject to a Permitted Lien;

                           (iv)     if all of the Capital Stock of any
                  Subsidiary of the Parent or the Company that is pledged to the Collateral Agent is released in accordance with the terms of this Indenture and the Security Documents, such Subsidiary's assets will also be released;

                           (v) if any Restricted Subsidiary that is a Guarantor is released from its Guarantee in accordance with the provisions of this Indenture and the Security Documents, the Capital Stock issued by such Subsidiary that is pledged to the Collateral Agent and such Subsidiary's assets will also be released;

                           (vi) if any Restricted Subsidiary is designated an Unrestricted Subsidiary, or such Subsidiary otherwise ceases to be a Restricted Subsidiary, in accordance with the provisions of this Indenture, the Capital Stock issued by such Subsidiary that is pledged to the Collateral Agent and such Subsidiary's assets will be released; or

                           (vii)    pursuant to an amendment, waiver or
                  supplement in accordance with Article IX.

                  Upon receipt of such Officer's Certificate, the Trustee shall, if at such time it is the Collateral Agent, or otherwise shall direct the Collateral Agent, to execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture and the Security Documents.

                  (b) No Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless the Officer's Certificate required by this
Section 10.03 has been delivered to the Collateral Agent or such release is made in accordance with Section 10.08.

                  (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of the Security Documents will be effective as against the Holders unless consented to by each of the Holders.

                  (d) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents and this Indenture. To the extent applicable, the Company will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

                  10.04. Certificates and Opinions of Counsel. To the extent applicable, the Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents:

                  (a)      all documents required by TIA Section 314(d); and

                  (b) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

The Trustee may, to the extent permitted by Sections 7.01 and 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

                  10.05. Certificates of the Trustee. In the event that the Company wishes to release Collateral in accordance with the Security Documents at a time when the Trustee is not itself also the Collateral Agent and have delivered the certificates and documents required by the Security Documents and Sections 10.03 and 10.04, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(b), will deliver a certificate to the Collateral Agent setting forth such determination.

                  10.06. Authorization of Actions to Be Taken by the Trustee Under the Security Documents. Subject to the provisions of Section 7.01 and 7.02, the Trustee may, in its sole discretion and without the consent of the Holders, take, on behalf of the Holders, or direct, on behalf of the Holders, the Collateral Agent to take, all actions it deems necessary or appropriate in order to:

                  (a)      enforce any of the terms of the Security Documents;
and

                  (b) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder

The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

                  10.07. Authorization of Receipt and Distribution of Funds by the Trustee Under the Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

                  10.08. Termination of Security Interest. The Trustee will, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens securing the Obligations pursuant to this Indenture and the Security Documents upon (1) payment in full of the principal of, premium, if any, accrued and unpaid interest on the Notes and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, premium, accrued and unpaid interest are paid, (2) a satisfaction and discharge of this Indenture as described in Article VIII or (3) a legal defeasance or covenant defeasance as described in Article VIII. Notwithstanding the provisions of Section 10.03(b), upon receipt of such instruction, the Trustee, if it is the Collateral Agent, shall, or, if it is not the Collateral Agent, shall request the Collateral Agent to, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.

                  10.09. Trustee Serving as Collateral Agent; Amendments or Supplements to, or Replacements of, the Security Documents. (a) If the Trustee shall become the Collateral Agent, it shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Trustee nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Trustee nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, negligence or bad faith.

                  (b) The Trustee, is authorized and directed to (i) if the Trustee shall become the Collateral Agent, enter into the Security Documents,
(ii) bind the Holders on the terms as set forth in the Security Documents and (iii) perform and observe its obligations under the Security Documents.

                                   ARTICLE XI

                                   GUARANTEES

                  11.01. Guarantees. (a) Each Guarantor hereby jointly and severally irrevocably and unconditionally Guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Company under this Indenture and the Notes, whether for fees, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

                  (b) Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof;
(iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other Guarantor; or (vi) any change in the ownership of such Guarantor, except as provided in Section 11.03.

                  (c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

                  (d) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  (e)      Except as expressly set forth in Sections 8.01(b),
11.02 and 11.03, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

                  (f) Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law).

                  (h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Article VI for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 11.01.

                  (i) Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01; provided that the Guarantors shall not be obligated to pay for more than one primary counsel and one local counsel for the Trustee and the Holders collectively.

                  (j) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  11.03. Releases of Guarantees. A Guarantee may be released without any action required on the part of the Trustee or any Holder as provided hereby. Upon the request of the Company pursuant to an Officer's Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, a Guarantee may be released under any one of the following circumstances:

                  (a) (i) if all of the Capital Stock of, or other equity interests in, or all or substantially all of the assets of such Guarantor is sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than any of the Company, the Parent, or another Guarantor or (ii) if such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with Sections 4.06 and 5.01; or

                  (b) if the Parent or the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or

                  (c) if the Capital Stock of such Guarantor (that owns one or more FCC wireless licenses and does not own any other material assets) becomes subject to a Permitted Lien pursuant to clause (xvii) of the definition of "Permitted Liens."

                  Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such release was made by the Company in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

                  Any Guarantor not released from its obligations under its Guarantee will remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

                  11.04. Successors and Assigns. This Article XI shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  11.05. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

                  11.06. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  11.07. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to
Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Guarantor under this Article XI and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel, which may be rendered by internal counsel to the Company, and an Officer's Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and as to such other matters as the Trustee may reasonably request.

                  11.08. Non-Impairment. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

                                  ARTICLE XII

                                  MISCELLANEOUS

                  12.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, TIA Sections 310 to 318, inclusive, such imposed duties or incorporated provision shall control.

                  12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company:

                  Cricket Communications, Inc.
                  10307 Pacific Center Court
                  San Diego, CA 92121
                  Attention:  General Counsel

                  with a copy to:

                  Latham & Watkins LLP
                  12636 High Bluff Drive, Suite 300
                  San Diego, CA  92130
                  Facsimile:  (858) 523-5450
                  Attention:  Barry M. Clarkson

                  if to the Trustee:

                  Wells Fargo Bank, National Association
                  Corporate Trust Services
                  Sixth St. and Marquette Ave.
                  MAC N9303-120
                  Minneapolis, MN  55479
                  Attention:  Cricket Communications Administrator
                  Facsimile:  (612) 667-9825

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture (other than a request to authenticate the Original Notes in accordance with this Indenture), the Company shall furnish to the Trustee:

                  (a) an Officer's Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05) stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel, which may be rendered by internal counsel to the Company, in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

                  (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (b) brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer's Certificate or on certificates of public officials.

                  12.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  12.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York or the state where the principal office of the Trustee is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  12.08. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  12.09. No Recourse Against Others. No past, present or future director, officer, employee, stockholder, incorporator or member, as such, of the Company or any of the Guarantors, shall have any liability for any obligations of the Company or any of the Guarantors under the Notes, this Indenture, the Guarantees, or the Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

                  12.10. Successors. All agreements of the Company and each Guarantor in this Indenture and the Notes shall bind its successors, except as otherwise provided in Section 11.03 hereof with respect to the Guarantors. All agreements of the Trustee in this Indenture shall bind its successors.

                  12.11. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  12.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                CRICKET COMMUNICATIONS, INC.

                                By: ____________________________________________
                                Name:
                                Title:

                                LEAP WIRELESS INTERNATIONAL, INC.

                                By: ____________________________________________
                                Name:
                                Title:

                                [LIST SUBSIDIARIES]

                                By: ____________________________________________
                                Name:
                                Title:

                                WELLS FARGO BANK,
                                NATIONAL ASSOCIATION,
                                as Trustee

                                By: ____________________________________________
                                Name:
                                Title:

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

[FOR PURPOSES OF SECTIONS 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $_____ AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $______, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY. THE ISSUE DATE OF THIS SECURITY IS _____________, 2004. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS ____% PER ANNUM.]

                            [Global Notes Legend](1)

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

No.________ $__________

                  13% Senior Secured Pay-in-Kind Note due 2011

                                                                CUSIP No. ______

         Cricket Communications, Inc., a Delaware corporation, promises to pay to [Cede & Co.], or registered assigns, the principal sum [of Dollars] [listed on the Schedule of Increases or Decreases in Global Note attached hereto](2) on _______, 2011.

         Interest Payment Dates: _________ and _________.

         Record Dates: _________ and __________.

         Additional provisions of this Note are set forth on the other side of this Note.

         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                        CRICKET COMMUNICATIONS, INC.

                                        By: ____________________________________
                                        Name:
                                        Title:

Dated:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WELLS FARGO BANK,
NATIONAL ASSOCIATION,

         as Trustee, certifies that this is one of the Notes referred to in the Indenture.

         By: _____________________________________________
             Authorized Signatory

____________

(1) If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

(2) Use the Schedule of Increases and Decreases language if Note is in Global Form.

                         [FORM OF REVERSE SIDE OF NOTE]

                  13% SENIOR SECURED PAY-IN-KIND NOTE DUE 2011

         1.       INTEREST

         Cricket Communications, Inc., a Delaware corporation (such entity and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on ________ and _________ of each year, commencing on ____________, 2004. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from ___________, 2004 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2.       METHOD OF PAYMENT

         The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the _________ or __________ next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that interest of up to 12% per annum may, at the Company's election, be paid, on each of the first four regularly scheduled Interest Payment Dates only, by issuing additional Notes ("PIK Notes") as set forth in the Indenture described below. Payments payable in cash in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments payable in cash in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments payable in cash on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

         3.       PAYING AGENT AND REGISTRAR

         Initially, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

         4.       INDENTURE

         The Company issued the Notes under an Indenture dated as of _________, 2004 (the "Indenture"), among the Company, Leap Wireless International, Inc., a Delaware corporation, as guarantor (the "Parent"), [List Subsidiaries], as guarantors (collectively with the Parent, the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

         The Notes are senior secured obligations of the Company. The Notes include the Original Notes and any PIK Notes issued pursuant to the Indenture. The Original Notes and the PIK Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, suffer or grant Liens, enter into or permit certain transactions with Affiliates and make asset dispositions. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

         To guarantee the due and punctual payment of the principal, premium and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

         The Notes, the Guarantees and all other Obligations of the Company and the Guarantors are secured on a first-priority basis (subject to Permitted Liens) by the Liens created by the Security Documents pursuant to, and subject to the terms of, the Indenture.

         5.       OPTIONAL REDEMPTION

         The Notes shall be redeemable at the option of the Company, in whole or in part, on one or more occasions, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount at maturity), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on _________ of the years set forth below:

        YEAR                           REDEMPTION PRICE
        ----                           ----------------
        2004                               106.50%

        2005                               104.88%

        2006                               103.25%

        2007                               101.63%

2008 and thereafter                        100.00%

         6.       SINKING FUND

         The Notes are not subject to any sinking fund.

         7.       NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

         8. REPURCHASE OF NOTES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL OR CERTAIN ASSET SALES

         Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

         In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain events following Asset Sales.

         9.       DENOMINATIONS; TRANSFER; EXCHANGE

         The Notes are in registered form without coupons. The Original Notes are in denominations of $100 and whole multiples of $100, and the PIK Notes are in denominations of $100 and whole multiples of $100. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

         10.      PERSONS DEEMED OWNERS

         Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

         11.      UNCLAIMED MONEY

         If money for the payment of principal, premium or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and the Guarantors and not to the Trustee for payment.

         12.      DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

         13.      AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Notes, the Guarantees or the Security Documents may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (b) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture, the Notes, the Guarantees or the Security Documents (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V or Article XI of the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (iv) to add additional Guarantees with respect to the Notes; (v) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; (vi) to make any change that does not adversely affect the rights of any Holder; (vii) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or (vii) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or the Security Documents.

         14.      DEFAULTS AND REMEDIES

         If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company, the Parent or a Restricted Subsidiary) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company, the Parent or a Restricted Subsidiary occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

         If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any cost, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         15.      TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

         16.      NO RECOURSE AGAINST OTHERS

         No past, present or future director, officer, employee, stockholder, incorporator or member, as such, of the Company or any of the Guarantors, shall have any liability for any obligations of the Company or any of the Guarantors under the Notes, this Indenture, the

Guarantees or the Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         17.      AUTHENTICATION

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

         18.      ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

         19.      GOVERNING LAW

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         20.      CUSIP NUMBERS

         The Company may have caused CUSIP numbers to be printed on the Notes and directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

______________________________________________________________________

Date: ________________ Your Signature: _____________________

______________________________________________________________________
Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                        [TO BE ATTACHED TO GLOBAL NOTES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE*

The initial principal amount of this Global Note is $[ ]. The following increases or decreases in this Global Note have been made:

                       Amount of decrease          Amount of increase           Principal           Signature of
                       in Principal Amount         in Principal Amount          Amount of            Authorized
                       at Maturity of this         at Maturity of this        Global Note at     Officer of Trustee
Date of Exchange           Global Note                  Global Note              Maturity           or Custodian
----------------       -------------------         -------------------        --------------     ------------------


*This schedule should be included only if the Note is issued in global form.

                       OPTION OF HOLDER TO ELECT PURCHASE

         IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                   ASSET DISPOSITION [ ] CHANGE OF CONTROL [ ]

         IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$

DATE: __________________  YOUR SIGNATURE: __________________
(SIGN EXACTLY AS YOUR NAME APPEARS
ON THE OTHER SIDE OF THE NOTE)

SIGNATURE
GUARANTEE:_______________________________________________________
SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE.

                                                                       EXHIBIT B

                         FORM OF SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of ____________________, among [GUARANTOR] (the "New Guarantor"), a subsidiary of Leap Wireless International, Inc., a Delaware corporation (the "Parent"), Cricket Communications, Inc., a Delaware corporation (the "Company"), Parent, as guarantor, [List Subsidiaries], as guarantors (collectively with Parent, the "Existing Guarantors") and Wells Fargo Bank, National Association, a national banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of _________, 2004, providing for the issuance of 13% Senior Secured Pay-in-Kind Notes due 2011 (the "Notes");

         WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

         1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

         2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                          [NEW GUARANTOR],

                                          By: __________________________________
                                          Name:
                                          Title:

                                          CRICKET COMMUNICATIONS, INC.

                                          By: __________________________________
                                          Name:
                                          Title:

                                          LEAP WIRELESS INTERNATIONAL, INC.

                                          By: __________________________________
                                          Name:
                                          Title:

                                          [LIST EXISTING SUBSIDIARIES]

                                          By: __________________________________
                                          Name:
                                          Title:

                                      B-2